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Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-99724, 33-87432, 33-50244, 33-93198,
333-11913, 333-30179, 333-57319, 333-76973, and 333-92719.




Arthur Andersen LLP


Boston, Massachusetts
March 30, 2000